February 5, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read Item 4.01 of CrossPoint Energy Company's Form 8-K dated February 5, 2007, and are in agreement with the statements concerning our Firm.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION